Exhibit 99.1
 MEMSIC Announces Second-Quarter 2012 Results

ANDOVER, Mass., August 2, 2012 – MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS sensing solution provider, today announced financial results for the second quarter ended June 30, 2012.

•	Net sales totaled $14.4 million compared to $15.4 million in the 2011 quarter.

•	Gross margin was 40.1% compared to 32.5% in the 2011 quarter.

•	Operating expenses totaled $6.2 million compared to $6.6 million in the 2011 quarter.

•	GAAP net loss was $0.5 million, or $0.02 per diluted share, compared to $1.1 million, or $0.05 per diluted share, in the 2011 quarter.

•	EBITDA was $0.8 million, compared to ($0.1) million in the 2011 quarter.

For the six months ended June 30, 2012, net sales totaled $34.4 million compared to $28.3 million in the first six months of 2011.  Net income totaled $0.7 million, or $0.03 per diluted share, compared to a net loss of $2.4 million, or $0.10 per diluted share in the prior-year period. EBITDA totaled $3.2 million compared to ($0.3) million in the 2011 period.

“Although we experienced a revenue drop from one large mobile customer, we achieved gross margin improvement in the quarter,” commented MEMSIC Chairman, President and CEO Dr. Yang Zhao. “We understand that focusing on the right customer base is important to MEMSIC’s long-term growth and prosperity.

 “We are pursuing margin improvement by taking steps to further diversify our sensor business into selected market segments, particularly the market for high-precision industrial and automotive applications.  We are bringing even more engineering and marketing resources to bear on these markets so we can take full advantage of the opportunities they offer and the technology platform we have established.  Leveraging our high-performance and broad product line of sensors and integrated sensor system products, we are targeting the customers that offer long-term opportunity and bottom-line advantages for MEMSIC.”

Recent Developments
•
MEMSIC’s mass flow sensor module was awarded a Best of Sensors Expo Honorable Mention by Sensors Magazine.  The award was presented at the Sensors Expo & Conference in Rosemont, IL in June 2012.   Winners were honored for exceptional innovation, integration and ease of use, among other factors.

Outlook
•	Revenue is expected to be between $14 million and $16 million for the third quarter of 2012.

•	GAAP net loss is expected to be in the range of $0.03 to $0.05 per share for the third quarter of 2012.

•	Average diluted share count for the 2012 third quarter is estimated to be approximately 24.5 million.

Conference Call
Management will hold a conference call and webcast at 5:00 p.m. EDT on Thursday, August 2, 2012 to review and discuss the Company's results.

What:	MEMSIC 2Q 2012 financial results conference call and webcast
When:	Thursday, August 2, 2012
Time:	5:00 p.m. EDT
Live Call:	(877) 291-1367, domestic
(914) 495-8534, international
Replay:	(855) 859-2056, pass code 10446278, domestic
(404) 537-3406, pass code 10446278, international
Webcast:	http://investor.memsic.com (live and replay)
What:	MEMSIC 2Q 2012 financial results conference call and webcast
When:	Thursday, August 2, 2012
Time:	5:00 p.m. EDT
Live Call:	(877) 291-1367, domestic
(914) 495-8534, international
Replay:	(855) 859-2056, pass code 10446278, domestic
(404) 537-3406, pass code 10446278, international
Webcast:	http://investor.memsic.com (live and replay)

About Non-GAAP Financial Information
EBITDA is a measure used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement that also includes, among other items, changes in working capital and the effect of non-cash charges). The Company defines EBITDA as net income, plus interest expense net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the comparative evaluation of companies. Because not all companies use identical calculations, the Company's presentation of EBITDA and EBITDA per share may not be comparable to similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA to GAAP net income as an exhibit to this release.

About MEMSIC, Inc.
MEMSIC, Inc., headquartered in Andover, Massachusetts, provides advanced semiconductor sensors and multi-sensor system solutions based on micro-electromechanical systems (MEMS) technology and sophisticated integration technologies in both the IC level and module level. MEMSIC's unique and proprietary approach combines leading-edge sensor technologies, such as magnetic sensors and accelerometers, with mixed signal processing circuitry to produce reliable, high quality, cost-effective solutions for the mobile phone, automotive, consumer, industrial, and general aviation markets. The company’s shares are listed on the NASDAQ Stock Exchange (NASDAQ GM: MEMS).

Safe Harbor Statement
Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements for reasons identified under the heading "Risk Factors" in the Company's most recent annual report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Source:  MEMSIC, Inc.

Company Contact: Patricia Niu MEMSIC, Inc. Chief Financial Officer 978-738-0900	Investor Contact: Harriet Fried / Jody Burfening LHA (212) 838-3777 ir@memsic.com

MEMSIC, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$24,016,667	$51,914,128
Restricted cash	2,924,181	3,791,189
Short-term investments	34,888,943	6,814,728
Accounts receivable, net of allowance for doubtful accounts of $6,441 as of June 30, 2012 and December 31, 2011
Inventories	10,902,304	11,459,153
Other current assets	2,495,971	2,050,787
Total current assets	79,334,432	82,098,889

Property and equipment, net	29,991,934	30,998,489
Long-term investments	2,600,000	2,600,000
Goodwill	570,979	606,976
Intangible assets, net	10,334,402	11,091,532
Other assets	138,974	136,633
Total assets	$122,970,721	$127,532,519

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,830,804	$8,439,605
Accrued expenses	2,936,261	2,630,966
Advance research funding	2,924,181	3,791,189
Current portion of note payable to bank	1,000,000	500,000
Total current liabilities	10,691,246	15,361,760

Note payable to bank, net of current portion	16,430,000	17,430,000
Building liability	7,977,739	8,161,288
Other liabilities	106,343	124,180
Total other liabilities	24,514,082	25,715,468

Stockholders’ equity:
Common stock, $0.00001 par value; authorized, 45,000,000 shares; 24,128,614 and 23,983,813 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	241	240
Additional paid-in capital	102,210,810	101,266,272
Accumulated other comprehensive income	4,035,217	4,363,930
Accumulated deficit	(19,169,045)	(19,908,135)
MEMSIC, Inc. stockholders' equity	87,077,223	85,722,307
Non-controlling interest related to joint ventures	688,170	732,984
Total stockholders' equity	87,765,393	86,455,291
Total liabilities and stockholders’ equity	$122,970,721	$127,532,519

MEMSIC, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net sales	$14,415,237	$15,372,634	$34,432,290	$28,327,554
Cost of goods sold	8,630,850	10,374,465	21,230,804	18,387,664
Gross profit	5,784,387	4,998,169	13,201,486	9,939,890

Operating expenses:
Research and development	1,769,201	2,112,136	3,472,360	4,409,973
Sales and marketing	1,228,408	1,529,907	2,660,707	2,994,653
General and administrative	2,399,923	2,096,988	4,635,995	3,976,879
Depreciation	378,354	422,982	817,295	797,351
Amortization	413,886	402,231	810,008	808,166
Total operating expenses	6,189,772	6,564,244	12,396,365	12,987,022

Operating income (loss)	(405,385)	(1,566,075)	805,121	(3,047,132)

Other income:
Interest and dividend income	125,259	98,366	233,034	181,855
Foreign exchange (loss) gain	(193,190)	328,799	(225,453)	519,475
Other, net	25,468	13,844	38,641	82,420
Total other income (expense)	(42,463)	441,009	46,222	783,750

Profit (loss) before income taxes	(447,848)	(1,125,066)	851,343	(2,263,382)
Provision (benefit) for income taxes	29,355	(3,084)	97,938	114,310
Net income (loss)	(477,203)	(1,121,982)	753,405	(2,377,692)

Less: net income (loss) attributable to non-controlling interests	(15,789)	(13,681)	14,315	58,790
Net income (loss) attributable to MEMSIC, Inc.	$(461,414)	$(1,108,301)	$739,090	$(2,436,482)

Net income (loss) per common share attributable to MEMSIC, Inc.:
Basic	$(0.02)	$(0.05)	$0.03	$(0.10)
Diluted	$(0.02)	$(0.05)	$0.03	$(0.10)

Weighted average shares outstanding used in calculating net income (loss) per common share:
Basic	23,986,332	23,823,321	23,919,650	23,818,467
Diluted	23,986,332	23,823,321	24,404,777	23,818,467

MEMSIC, Inc.
Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net income (loss)	$(461,414)	$(1,108,301)	$739,090	$(2,436,482)
Interest (income) expense, net	(125,259)	(98,366)	(233,034)	(181,855)
Income tax expense	29,355	(3,084)	97,938	114,310
Depreciation and amortization	1,305,595	1,085,682	2,613,747	2,155,002
EBITDA	$748,277	$(124,069)	$3,217,741	$(349,025)